                                 UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report:          December 16, 1996

Date of earliest event
reported:                November 30, 1996


                 Transitional Hospitals Corporation
----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Nevada                     1-7008              94-1599386
-----------------------  ------------------------  ------------------
(State of incorporation) (Commission File Number)    (IRS Employer
                                                   Identification No.)

5110 W Sahara Avenue, Las Vegas, Nevada       89102
----------------------------------------      -----
(Address of principal executive offices)    (Zip Code)


             (702) 257-3600
--------------------------------------------------
Registrant's telephone number, including area code


               Community Psychiatric Centers
--------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 2. Disposition of Assets:

     On November 30, 1996, Transitional Hospitals Corporation (the "Company" or "THC") consummated the sale of its psychiatric operations in the U.S. and Puerto Rico (with certain limited exceptions set forth below) to Behavioral Healthcare Corporation ("BHC"). Prior to such sale, BHC owned 17 psychiatric hospitals. At the November 30 closing, the Company transferred title to 22 freestanding psychiatric hospitals, a joint venture interest in another psychiatric operation, an outpatient psychiatric center, two closed hospitals and vacant land located at three sites in California. Two other operating hospitals and a joint venture interest (the "Escrowed Assets") are to be transferred to BHC upon receipt of necessary regulatory approvals, and BHC is receiving the economic benefit thereof pending such transfer. The transfer of these assets has been reflected in the pro forma financial statements included in item 7 of this document. At the initial closing, the Company received $60,000,000 in cash, 2,214,400 shares of BHC Common Stock, 5,072,579 shares of BHC Series A Preferred Stock and 46,902 shares of BHC Series B Preferred Stock. In general, the Series A Preferred converts into BHC Common Stock on a share for share basis on sales and dispositions of the Series A Preferred Stock by the Company and under certain other limited circumstances. At the closing of the sale of the Escrowed Assets, the Company will receive an additional 3,538,000 to 3,785,600 shares of BHC Common Stock, an additional 578,844 shares of BHC Series A Preferred Stock and from 1,675 to 3,350 additional shares of BHC Series B Preferred Stock. In determining the amount of the consideration to be paid to the Company, the parties compared their respective EBITDAs (Earnings before interest, taxes, depreciation, and amortization) and used multiples generally accorded to publicly-traded psychiatric hospitals.

     Richard L. Conte, the Company's Chairman and Chief Executive Officer, will serve as Chairman of BHC's Board of Directors. Wendy L. Simpson, the Company's Chief Operating Officer and Chief Financial Officer, and Robert L. Thomas, a Company board member, will also serve on BHC's eleven member Board of Directors. Mr. Conte has been engaged as BHC's Chairman for a four year period for annual compensation of $200,000, which is payable to the Company so long as Mr. Conte is an employee of the Company. BHC has also agreed to grant Mr. Conte options to purchase BHC Common Stock in an amount equal to one-half the options granted from time to time to BHC's Chief Executive Officer.

     As previously reported on the Company's Form 8-K dated July 5, 1996, the Company completed the sale of Priory Hospitals Group, the Company's United Kingdom operations. As a result of such sale and BHC sale, the Company's primary business will be long-term acute care hospital services.

Item 7. Financial Statement:

     The following unaudited pro forma financial information gives effect to the sales of the Company's psychiatric operations as described in Item 2, as if the sales occurred as of November 30, 1994 for purposes of the unaudited Pro Forma Condensed Combined Statements of Operations and as of August 31, 1996 for purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet for the sale of the U.S. and Puerto Rico psychiatric operations. The U.K. psychiatric sale is accounted for in the August 31, 1996 balance sheet as the sale was consummated in June 1996. The unaudited pro forma condensed combined financial statements are based on historical audited financial statements for the year ended November 30, 1995 and the unaudited financial statements as of and for the nine months ended August 31, 1996.

     Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The unaudited pro forma financial information presented herein is not necessarily indicative of the results of operations or financial position that THC would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of THC. The unaudited pro forma financial statements should be read in conjunction with the audited financial statements for the year ended November 30, 1995 included in the Company's Form 10-K and the unaudited financial statements for the nine months ended August 31, 1996 included in the Company's Form 10-Q.

     The unaudited pro forma financial information included in this Form 8-K contains certain forward looking statements that are subject to risk and uncertainty. There can be no assurance that these future results will be achieved. Readers are cautioned that a number of factors, including those identified below, could adversely affect the Company's ability to obtain these results: (a) uncertainties in the regulatory environment due to possible future health care reform legislation, including changes in Medicare and Medicaid reimbursements programs, (b) increased payor pressures in the domestic psychiatric industry with respect to negotiated rates and other cost-containment measures that could affect the Company's equity earnings in BHC, and (c) increased competition among hospitals, managed care providers and other health care providers.

         Exhibits
         --------

  99.1. First Amendment to Asset Purchase Agreement between the Company and BHC, dated November 30, 1996.

  99.2. Amendment to Agreement and Plan of Merger, between the Company and BHC, dated November 30, 1996.

                       Transitional Hospitals Corporation
                    (Formerly Community Psychiatric Centers)
             Pro Forma Condensed Combined Statement of Operations
                   (in thousands, except per share amounts)
                                  (unaudited)

                                                                     Nine months ended August 31, 1996
                                                ------------------------------------------------------------------------
                                                                 US             UK
                                                             Psychiatric    Psychiatric
                                                             Operations     Operations
                                                             Divested       Divested       Pro Forma      Pro Forma
                                                Historical      (A)            (B)         Adjustments    as Adjusted
                                                ------------------------------------------------------------------------
Revenues:
Net operating revenues                            $373,700     $(156,835)      $(37,190)    $(1,316)(D)     $178,359
Equity in earnings of
 affiliate                                                                                    4,250 (E)        4,250
Gain on sale of UK subsidiary                       55,515                      (55,515)

Investment and other income                          2,628          (505)                       345 (C)        2,468
                                                  --------     ---------       --------     -------         --------
                                                   431,843      (157,340)       (92,705)      3,279          185,077

Costs and expenses:
Operating expense                                  292,766      (125,864)       (24,390)                     142,512
General &
 Administrative expense                             25,484        (7,232)        (3,007)                      15,245
Bad debt expense                                    13,961        (8,613)          (351)                       4,997
Depreciation & amortization                         17,182        (6,278)        (1,954)                       8,950
Interest expense                                     3,761          (117)          (612)     (2,225)(D)          807
Settlement costs
Impairment loss
Restructuring charge                                 2,165        (2,165)                                          0
                                                  --------     ---------       --------     -------         --------
                                                   355,319      (150,269)       (30,314)     (2,225)         172,511
                                                  --------     ---------       --------     -------         --------
Net income (loss)
 before taxes                                       76,524        (7,071)       (62,391)      5,504           12,566
Income taxes (credit)                               27,467        (2,970)       (21,852)      2,103 (F)        4,748
                                                  --------     ---------       --------     -------         --------
Net income (loss)                                 $ 49,057     $  (4,101)      $(40,539)    $ 3,401         $  7,818
                                                  ========     =========       ========     =======         ========

Net income per share                              $   1.11                                                  $   0.18
Weighted average shares
 outstanding                                        44,142                                                    44,142


                                                                        Year ended November 30, 1995
                                                  ------------------------------------------------------------------------
                                                                      US             UK
                                                                 Psychiatric    Psychiatric
                                                                 Operations     Operations
                                                                 Divested       Divested       Pro Forma      Pro Forma
                                                  Historical         (A)            (B)        Adjustments    as Adjusted
                                                  -----------------------------------------------------------------------
Revenues:
Net operating revenues                            $506,663      $(248,408)      $(63,319)       $(2,088)(D)     $192,848
Equity in earnings of
 affiliate                                                                                        5,000 (E)        5,000
Gain on sale of UK subsidiary

Investment and other income                          2,513           (721)                          693 (C)        2,485
                                                  --------      ---------       --------         ------         --------
                                                   509,176       (249,129)       (63,319)         3,605          200,333
Costs and expenses:
Operating expense                                  384,818       (189,793)       (41,597)                        153,428
General &
 Administrative expense                             39,444        (14,895)        (3,338)                         21,211
Bad debt expense                                    28,732        (25,596)          (504)                          2,632
Depreciation & amortization                         23,344        (10,743)        (3,215)                          9,386
Interest expense                                     5,256           (156)          (632)        (3,360)(D)        1,108
Settlement costs                                    45,985        (45,985)                                             0
Impairment loss                                     46,021        (44,723)                                         1,298
Restructuring charge                                 2,110         (2,110)                                             0
                                                  --------      ---------       --------         ------         --------
                                                   575,710       (334,001)       (49,286)        (3,360)         189,063
                                                  --------      ---------       --------         ------         --------
Net income (loss)
 before taxes                                      (66,534)        84,872        (14,033)         6,965           11,270
Income taxes (credit)                              (24,902)        31,488         (4,912)         2,661 (F)        4,335
                                                  --------      ---------       --------         ------         --------
Net income (loss)                                 $(41,632)     $  53,384       $ (9,121)       $ 4,304         $  6,935
                                                  ========      =========       ========        =======         ========

Net income per share                                $(0.95)                                                        $0.16
Weighted average shares
 outstanding                                        43,642                                                        43,642


     See notes to unaudited pro forma condensed combined financial statements.

                      Transitional Hospitals Corporation
                   (Formerly Community Psychiatric Centers)
                       Pro Forma Combined Balance Sheet
                     (in thousands, except par value data)
                                  (Unaudited)

                                                                               As of August 31, 1996
                                                             -----------------------------------------------------
                                                                               US
                                                                           Psychiatric
                                                                            Hospitals     Pro Forma
                                                             Historical     Divested (A)  Adjustments    Pro Forma
                                                             -----------------------------------------------------
Assets:
Current assets:
Cash and cash equivalents                                      $ 73,763      $  59,637                 $133,400
Accounts receivable, less allowance
 doubtful accounts                                              100,553        (43,035)                  57,518
Prepaid expenses and other current assets                        20,307         (4,316)                  15,991
Property held for sale                                           24,808         (8,729)                  16,079
Deferred income taxes                                             3,444         10,372                   13,816
Refundable taxes                                                  1,213         17,590                   18,803
                                                               --------      ---------     --------    --------
  Total current assets                                          224,088         31,519            0     255,607

Property, buildings and equipment, at cost less
   accumulated depreciation                                     289,225       (139,383)                 149,842

Deferred income taxes                                            18,956                                  18,956
Other assets                                                     25,863         (1,462)                  24,401
Investment in BHC                                                               70,000                   70,000
Goodwill                                                          4,014         (3,946)                      68
                                                               --------      ---------     --------    --------
Total Assets                                                   $562,146      $ (43,272)           0    $518,874
                                                               ========      =========                 ========

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable & accrued expenses                            $ 41,967      $ (11,962)                $ 30,005
Payable to third parties under reimbursement contracts            6,782          9,717                   16,499
Income taxes payable                                              8,549            (95)                   8,454
Current maturities on long-debt                                   8,670                                   8,670
Other accrued liabilities                                           525         14,683                   15,208
                                                               --------      ---------     --------    --------
Total current liabilities                                        66,493         12,343            0      78,836
Long-term debt                                                   17,885                                  17,885
Deferred compensation                                             2,001                                   2,001
Deferred income taxes                                            17,313         (7,057)                  10,256

Stockholders' Equity:
Common stock, par value $1 a share, authorized
100,000 shares; issued 46,856 shares                             46,856                                  46,856
Additional paid in capital                                       56,657                                  56,657
Retained earnings                                               376,119        (48,558)                 327,561
Less: treasury stock at cost                                    (21,178)                                (21,178)
                                                               --------      ---------     --------    --------
Total stockholders' equity                                      458,454        (48,558)                 409,896
                                                               --------      ---------                 --------
Total Liabilities & Stockholders' Equity                       $562,146      $ (43,272)           0    $518,874
                                                               ========      =========                 ========

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The adjustments to arrive at the Unaudited Pro Forma Combined Financial Statements are as follows:

     (A) To reflect the diverstiture of the Company's U.S. and Puerto Rico psychiatric operations to Behavioral HealthCare Corporation ("BHC") for $60 million in cash and $70 million in stock, representing a 44.2% common equity interest in BHC. Based on preliminary estimates, the Company expects to record a pre-tax loss of approximately $80 million on the sale of the U.S. and Puerto Rico psychiatric operations. This loss will be partially offset by the $55.5 million pre-tax gain recorded on the sale of the U.K. psychiatric operations discussed in note (B) below. THC's common equity interest in BHC net income will be recorded on the equity method of accounting. The pro forma results include estimated reductions in general and administrative expenses related to positions and other expenses which have been eliminated as a result of the sale of the psychiatric operations. The pro forma results also exclude the operating revenues and expenses related to closed psychiatric hospitals that have been sold or are being held for sale. The pro forma results include provisions for estimated current holding costs for closed hospitals that are held for sale as of November 30, 1996. These costs are estimated to be $1.8 million and $1.4 million for fiscal year ended November 30, 1995 and the nine months ended August 31, 1996, respectively. Included in other accrued liabilities are estimated reserves for severance, transaction, and other costs related to the disposition of the psychiatric operations. For purposes of the pro forma condensed combined statement of operations for the year ended November 30, 1995, settlement costs of $46.0 million, impairment losses of $44.7 million and net restructuring charges of $2.1 million have been included with the divested operations as these costs relate directly to activities of the U.S. psychiatric division.

     (B) To reflect the divestiture of the Company's United Kingdom operations, Priory Hospitals Group ("PHG"), after payment of taxes, severance costs, employee performance bonuses, transaction fees and PHG's debt, net proceeds were approximately $97 million, which included a $4.6 million 15% subordinated note due 2009 issued by the buyer. The pre-tax gain recorded on the sale of PHG was $55.5 million.

     (C) To reflect interest income on the $4.6 million note due from Foray at an annual interest rate of 15%.

     (D) To reflect the reduction in interest expense and the related reimbursement impact due to the June 1996 re-payment of $50 million of long-term debt which bore interest at approximately 8%.

     (E) To reflect THC's estimated pro forma equity earnings of BHC. Excluded from this amount for fiscal year 1995 are charges related to the adoption of FASB Statement 121, "Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of" as well as restructuring charges related to closed facilities that are being held for sale by BHC and will not be part of BHC's ongoing operations. The before tax impact of these charges was $18.7 million for BHC. Excluded from the 1995 pro forma earnings of BHC are the settlement costs related to the CPC shareholder lawsuit from 1991 which is considered to be a nonrecurring charge. Also excluded from the 1995 pro forma earnings of BHC was an extraordinary item of $2.4 million related to a debt restructuring.

     (F)  To reflect income taxes at THC's effective tax rate of 38.2%.

                                   SIGNATURE



  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Transitional Hospitals Corporation
Dated: December 16, 1996
                                              By  Wendy Simpson
                                              ----------------------------------
                                              Chief Financial Officer